Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports First Quarter Financial Results and
Updates Status of Development Pipeline
Palo Alto, California — May 9, 2007 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) reported today financial results for its fiscal quarter ended March 31, 2007 and provided an update on the Company’s progress with its clinical development programs. The net loss for the first quarter of fiscal 2007, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $10.9 million, compared to a net loss of $8.4 million in the comparable period in 2006.
Recent Alexza Highlights
Alexza has made the following progress with the clinical development of its Staccato® system-based product candidates:
· In March, Alexza announced positive initial results from an outpatient, multi-center, randomized, double blind, placebo-controlled Phase IIb clinical trial of AZ-001 (Staccato prochlorperazine) in 400 migraine patients. All three doses of AZ-001 met the primary endpoint of statistically significant 2-hour pain relief, compared to placebo. In the two highest doses studied, AZ-001 also showed a statistically significant difference in achieving a pain-free response at two hours, as compared with placebo. AZ-001 demonstrated rapid onset of pain relief, with statistically significant pain response in 15 minutes for the 7.5 mg dose and statistically significant pain responses for all three doses at 30 minutes. AZ-001 also showed a sustained pain-free response, with statistically significant elimination of pain at 24 hours post-dose at the two highest studied doses. Survival analyses for nausea, photophobia and phonophobia over the 2-hour period post-dose showed a statistically significant difference, compared to placebo.
· In March, Alexza also announced positive initial results from a multi-center, randomized, double-blind, placebo-controlled Phase IIa clinical trial of AZ-004 (Staccato loxapine) in 120 patients in an in-patient clinical setting. The 10 mg dose of AZ-004 met the primary endpoint of the clinical trial, which was a statistically significant reduction in the measure of agitation from baseline to the 2-hour post-dose time point, as compared to placebo. The 10 mg dose of AZ-004 also exhibited a rapid onset of effect, with a statistically significant improvement in the PANSS (Positive and Negative Symptom Scale) Excited Component (PEC) scores at 20 minutes post-dose, as compared to placebo. The effectiveness of the 10 mg dose was sustained throughout the 24-hour study period, as compared to placebo. AZ-004 has been licensed to Symphony Allegro, and the Company has the right to repurchase all rights to this product candidate.

· Alexza completed a pre-IND meeting with the U.S. Food and Drug Administration for AZ-007 (Staccato zaleplon) and has named AZ-007 as its next product candidate targeted for clinical development. The Company plans to develop AZ-007 for the treatment of sleep disorder in patients who have difficulty falling asleep, including those patients with middle of the night awakening who have difficulty falling back asleep.
In addition to its clinical development candidates, Alexza is reporting the following update to its business:
· In May, Alexza closed a previously announced public offering of 6,900,000 shares of its Common Stock at a price to the public of $10.25 per share. Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Pacific Growth Equities LLC and RBC Capital Markets Corporation acted as representatives of the several underwriters. The resulting aggregate net proceeds to the Company from the offering, after an underwriting discount totaling approximately $4.2 million, but before expenses, was approximately $66.5 million.
“We continue to be pleased with the progress of our clinical development programs. During the first quarter, we announced positive initial results from two Phase II studies with two different product candidates, where more than 500 patients used a Staccato device,” said Thomas B. King, Alexza President and CEO. “In addition, we completed a successful follow-on public offering and expect to use the proceeds to support operations through mid-2009.”
Financial Results — Three Months Ended March 31, 2007 and 2006
GAAP operating expenses were $13.8 million in the first quarter of fiscal 2007, compared to $8.8 million for the comparable period in 2006. The increases resulted from increased spending on preclinical and clinical development of the Company’s product candidates, internal research efforts, manufacturing development efforts, increased personnel related costs to support these increased efforts, increased costs related to infrastructure to support operating as a public company for the full period and increased share-based compensation costs.
On January 1, 2006, Alexza adopted FAS 123R and reports employee share-based compensation expense based on the fair value of the award. The share-based compensation was $719,000 in the first quarter of 2007 and ($138,000) in the first quarter of 2006. Excluding non-cash share-based compensation expense, non-GAAP net loss for the first quarter of 2007 and 2006 was $10.2 million and $8.6 million, respectively.

Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the table below (in thousands):

	Three Months Ended
	March 31,
	2007	2006
GAAP net loss	$(10,916)	$(8,431)
Share-based compensation expense	719	(138)

Non-GAAP net loss	$(10,197)	$(8,569)

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required.
To access the live conference call via phone, dial 1-800-295-4740. International callers may access the live call by dialing 1-617-614-3925. The reference number to enter the call is 83115790.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at
1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the replay of the call is 86737397.
About Alexza Pharmaceuticals
Alexza Pharmaceuticals is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has five product candidates in clinical development; AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain and AZ-007 (Staccato zaleplon) for the treatment of sleep disorder in patients who have difficulty falling asleep.

Safe Harbor Statement
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King
President & CEO
650.687.3900
tking@alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2007
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$—	$—	$—

Operating expenses
Research and development	10,235	(464)	9,771
General and administrative	3,585	(255)	3,330

Total operating expenses	13,820	(719)	13,101

Loss from operations	(13,820)	719	(13,101)

Interest and other income, net	1,057	—	1,057
Interest expense	(235)	—	(235)

Loss before non-controlling interest in Symphony Allegro, Inc.	(12,998)	719	(12,279)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	2,082	—	2,082

Net loss	$(10,916)	$719	$(10,197)

Basic and diluted net loss per share	$(0.46)

Shares used to compute basic diluted net loss per share	23,869

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude share-based compensation expense.

[3]	Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2006
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$160	$—	$160

Operating expenses
Research and development	7,340	(210)	7,130
General and administrative	1,483	348	1,831

Total operating expenses	8,823	138	8,961

Loss from operations	(8,663)	(138)	(8,801)

Interest and other income, net	389	—	389
Interest expense	(157)	—	(157)
Loss before non-controlling interest in Symphony Allegro, Inc.	(8,431)	(138)	(8,569)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	—	—	—

Net loss	$(8,431)	$(138)	$(8,569)

Basic and diluted net loss per share	$(1.15)

Shares used to compute basic diluted net loss per share	7,316

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude share-based compensation expense.

[3]	Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
Assets	2007	2006
Cash, cash equivalents and marketable securities	$31,803	42,623
Investments held by Symphony Allegro, Inc.	47,315	49,956
Other current assets	2,752	1,263
Total current assets	81,870	93,842

Property and equipment, net	15,418	11,136
Other non-current assets	835	788
Total assets	98,123	105,766

Liabilities and stockholders’ equity
Current liabilities	13,598	14,193
Non-current liabilities	11,993	7,056
Non-controlling interest in Symphony Allegro, Inc.	32,661	34,743
Stockholders equity	39,871	49,774
Total liabilities and stockholders’ equity (deficit)	98,123	105,766